Exhibit 10.6

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

BETWEEN

CHRISTOPHER A. ARTZER

AND

TEXAS PETROCHEMICALS LP AND TEXAS PETROCHEMICALS INC.

This Amendment No. 1 is effective as of July 1, 2008 by and between Texas Petrochemicals Inc., a Delaware corporation, and Texas Petrochemicals LP, a Texas limited partnership (collectively referred to as the “Company”), and Christopher A. Artzer, the undersigned individual.

RECITALS

WHEREAS, the Company and Artzer entered into that certain Employment Agreement effective as of July 1, 2006 (the “Employment Agreement”), whereby the Company agreed to employ Artzer as Vice President and General Counsel of the Company and Artzer agreed to serve as the Vice President and General Counsel;

WHEREAS, the Employment Agreement expired by its terms on July 1, 2008; and

WHEREAS, the Company and Artzer mutually desire to extend and amend certain provisions of the Employment Agreement, as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Company and Artzer hereby agree as follows:

A.	Modifications and Amendments to Employment Agreement

1.	Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

2.

Term. Artzer’s employment under this Agreement shall be for a term extending until June 30, 2010 (the “Initial Term”), thereafter renewable annually by mutual agreement of Artzer and the Company’s Board of Directors (the “Extension Term” and together with the Initial Term, the “Term”). Notwithstanding the foregoing, upon a termination of this Agreement under Sections 4(d), (e) or (f), Artzer’s employment shall terminate except that Artzer will be paid his compensation in accordance with Section 4(d) below.

2.	Section 3(a)(i) of the Employment Agreement is hereby modified and amended to reflect that, as of June 30, 2008, the Base Salary for Artzer was $245,000.

3.	Section 3(a)(iii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(iii)

The parties agree and acknowledge that, notwithstanding the foregoing, the Company’s Compensation Committee and/or Board of Directors has the right to review and adjust the annual base salary on an annual basis during the Term. Commencing with the fiscal year commencing on July 1, 2008, Artzer shall be paid an annual base salary and bonus mutually agreeable to the parties, but in no event less than the Base Salary and the Initial Bonus.

4.	A new Section 3(a)(iv) shall be added to the Employment Agreement and shall read as follows:

(iv)

The parties agree and acknowledge (a) that the Company and its Board of Directors are developing a new Long-Term Incentive Compensation Program for its senior executives and (b) that Artzer shall be a participant in the Long-Term Incentive Compensation Program as determined by the Company and the Board of Directors.

B.	Ratification of the Employment Agreement

Except as modified and expressly amended by this Amendment and any other written supplement or amendment executed by the parties, the Employment Agreement is in all respects ratified and confirmed, and all of the terms, provisions, and conditions thereof shall be and remain in full force and effect.

C.	Entire Agreement

This Amendment, together with the Employment Agreement, constitute the entire agreement and understanding between the parties concerning the matters addressed by the Employment Agreement, and supersedes any and all previous agreements or understandings, whether written or oral, between the parties concerning the same. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.

D.	Interpretation

The section headings contained in this Amendment are solely for the purpose of references, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Amendment.

E.	Counterparts

This Amendment may be executed in two or more counterparts, all of which shall be deemed one and the same agreement and shall be deemed delivered by the parties when one or more counterparts have been signed by each of the parties.

F.	Definitions

Capitalized terms used herein, but not otherwise defined shall have the meanings given to such terms in either the Employment Agreement.

Except as modified herein, all other terms and conditions of the Employment Agreement remain unchanged.

TEXAS PETROCHEMICALS LP		EXECUTIVE:

By:	/s/ Kevin Flannery	/s/ Christopher A. Artzer
	Kevin Flannery	Christopher A. Artzer
Chairman, Compensation Committee of the Board of Directors

TEXAS PETROCHEMICALS INC.

By:	/s/ Kevin Flannery
Kevin Flannery
Chairman, Compensation Committee of the Board of Directors